U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K/A


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 10, 1999

                                eConnect
        (Exact name of registrant as specified in its charter)


                                 Nevada
              (State or jurisdiction of incorporation
                          or organization)

                                 33-68570
                        (Commission File Number

                                43-1239043
                (I.R.S. Employer Identification Number)

2500 Via Cabrillo Marina, Suite 112, San Pedro, California  90731
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number:  (310) 514-9482



      (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    The Registrant has acquired a significant amount of assets, other than in the ordinary course of business, as follows:

    Effective on August 12, 1999, the Registrant acquired all of the stock and other assets of eBet.com, Inc., a Nevada corporation ("eBet"). These assets consisted of certain technology in connection with on-line wagering. As part of this transaction, the Registrant also agreed to assume all of the liabilities of eBet. This acquisition was completed with the following payments: (a) 400,000 free trading shares, and 1,000,000 restricted shares, paid to the shareholders of eBet; and (b) 1,200,000 free trading shares paid to the principal of this firm (Edward James Wexler). In addition, the Registrant paid a total of $225,000 to satisfy the creditors of eBet and for other development costs in connection with the acquisition.

ITEM 5.  OTHER EVENTS.

    Effective on August 10, 1999, the telephone number of the Registrant was changed to: (310) 514-9482.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 eConnect



Dated: November 10, 1999         By: /s/ Thomas S. Hughes
                                     Thomas S. Hughes, President

EXHIBIT INDEX

Exhibit No.                   Description

2 Acquisition Agreement between eBet.com, Inc. and the Company, dated August 12, 1999 (see below).